Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is entered into as of April 2, 2015, among Dynegy Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Additional Lenders and Lenders party hereto (in such capacity, each, an “Incremental Revolving Lender” and, collectively, the “Incremental Revolving Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 23, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of April 2, 2015, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto, the “Credit Agreement”);

WHEREAS, the Borrower has previously notified the Administrative Agent that it was requesting an Incremental Revolving Commitment pursuant to Section 2.15 of the Credit Agreement;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower may establish Incremental Revolving Commitments by, among other things, entering into an Incremental Amendment pursuant to the terms and conditions of the Credit Agreement (it being agreed that this Second Amendment constitutes an Incremental Amendment which meets such requirements) with each Lender and/or Additional Lender agreeing to provide such Incremental Revolving Commitments and the Administrative Agent;

WHEREAS, the Borrower has requested that the Incremental Revolving Lenders extend credit to the Borrower in the form of Incremental Revolving Commitments in an aggregate principal amount of $600,000,000 (the “Incremental Tranche B Revolving Loan Commitments”);

WHEREAS, the Borrower has requested that certain of the Incremental Revolving Lenders agree to provide the Borrower with additional Letter of Credit Commitments in an aggregate principal amount of $530,000,000 (the “Additional L/C Commitments”); and

WHEREAS, each Incremental Revolving Lender (which, collectively, constitute the Required Lenders) has indicated its willingness to provide the Incremental Tranche B Revolving Loan Commitments and, to the extent applicable to such Incremental Revolving Lender, the Additional L/C Commitments, in each case, on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Incremental Revolving Commitments and Additional L/C Commitments.

(a)                           This Second Amendment constitutes an Incremental Amendment pursuant to which a new Incremental Revolver and a new Class of Incremental Revolving Commitments is established pursuant to

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Section 2.15 of the Credit Agreement upon the occurrence of the Second Amendment Effective Date (as defined below).

(b)                           Each Incremental Revolving Lender hereby severally commits to provide Incremental Tranche B Revolving Loan Commitments in the amount set forth opposite its name under the column entitled “Incremental Tranche B Revolving Loan Commitment” on Schedule I attached hereto, and, in connection with the entry into this Incremental Amendment, each Incremental Revolving Lender hereby severally agrees to increase its Letter of Credit Commitment (the “Letter of Credit Commitment Increase”) in the amount set forth opposite its name under the column entitled “Letter of Credit Commitment Increase” on Schedule I attached hereto, with each such commitment and increase to be effective as of the Second Amendment Effective Date.  The parties hereby agree that on the Second Amendment Effective Date (after giving effect to this Incremental Amendment)), (1) the total Incremental Tranche B Revolving Loan Commitments shall be $600,000,000, (2) the total Letter of Credit Commitment shall increase by the amount of the Letter of Credit Commitment Increase effected hereby, (3) the total Revolving Loan Commitments shall increase by the amount of the Incremental Tranche B Revolving Loan Commitments and (4) as set forth in Section 6 of this Second Amendment, there shall be an automatic adjustment to the RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure to reflect the new RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure resulting from the Incremental Tranche B Revolving Loan Commitments.

SECTION 2.  Amendments to Credit Agreement.

(a)                                 Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)                                     The definition of “Applicable Margin” contained in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Applicable Margin” shall mean a percentage per annum equal to (i) in the case of Initial Tranche B-1 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (ii) in the case of Initial Tranche B-2 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (iii) initially in the case of Initial Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%; (iv) initially in the case of Incremental Tranche A Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (v) initially in the case of Incremental Tranche B Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (vi) initially, in the case of Unutilized Revolving Loan Commitments attributable to Initial Revolving Loan Commitments, 0.50%, (vii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche A Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche A Revolving Loan Commitments, (viii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche B Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche B Revolving Loan Commitments and (ix) in the case of Swingline Loans, 1.75%.  From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for Initial Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans,

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and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments, than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Initial Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Senior Secured Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Senior Secured Leverage Ratio	Unutilized Revolving Loan Commitment Margin	Initial Revolving Loan Base Rate Margin	Initial Revolving Loan LIBO Rate Margin	Incremental Tranche A Revolving Loan Base Rate Margin	Incremental Tranche A Revolving Loan LIBO Rate Margin	Incremental Tranche B Revolving Loan Base Rate Margin	Incremental Tranche B Revolving Loan LIBO Rate Margin	Swingline Loan Base Rate Margin
Greater than or equal to 2.25:1.00	0.500%	1.75%	2.75%	1.75%	2.75%	1.75%	2.75%	1.75%
Greater than or equal to 1.75:1.00 but less than 2.25:1.00	0.375%	1.50%	2.50%	1.50%	2.50%	1.50%	2.50%	1.50%
Less than 1.75:1.00	0.375%	1.25%	2.25%	1.25%	2.25%	1.25%	2.25%	1.25%

The Senior Secured Leverage Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of the Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 50 days of the last day of any Fiscal Quarter of the Borrower, which certificate shall set forth the calculation of the Senior Secured Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis) and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences).  The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, and (y) the date which is 51 days (or 106 days in the case of the fourth Fiscal Quarter of the Borrower) following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those set forth in the first sentence of this definition (such Adjustable

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Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”).  Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins (x) at all times during which there shall exist any Event of Default and (y) at all times prior to the date of delivery of the financial statements pursuant to Section 9.01(a) for the first full Fiscal Quarter of the Borrower following the Closing Date.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Senior Secured Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on an Applicable Margin that is less than that which would have been applicable had the Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period pursuant to Section 2.08(a) and (b) as a result of the miscalculation of the Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08(a) or (b), as applicable, at the time the interest for such period was required to be paid pursuant to said Section on the same basis as if the Senior Secured Leverage Ratio had been accurately set forth in such Quarterly Pricing Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(d), in accordance with the terms of this Agreement).  Such Applicable Margin shall be due and payable on the earlier of (i) the occurrence of a Default or an Event of Default under Section 11.05 and (ii) promptly upon written demand to the Borrower (but in no event later than five (5) Business Days after such written demand); provided that in the case of preceding clause (ii), nonpayment of such Applicable Margin as a result of any inaccuracy shall not constitute a Default or Event of Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the applicable default rate), at any time prior to the date that is five (5) Business Days after such written demand to the Borrower.

The Applicable Margins with respect to any Term Loans other than Initial Term Loans, Revolving Loans other than Initial Revolving Loans, Incremental Tranche A Revolving Loans and Incremental Tranche B Revolving Loans and Unutilized Revolving Loan Commitments attributable to Revolving Loan Commitments other than the Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments, shall in each case be determined in accordance with the relevant provisions of this Agreement, and shall utilize the rules provided above to the extent specified in the respective Incremental Amendment, Extension or Refinancing Amendment, as applicable.”

(ii)                                  The definition of “Class” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche B Revolving Loans,” immediately after the text “Incremental Tranche A Revolving Loans,” appearing therein.

(iii)                               The definition of “Commitment” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “an Incremental Tranche B Revolving Loan

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Commitment,” immediately after the text “an Incremental Tranche A Revolving Loan Commitment,” appearing therein.

(iv)                              The definition of “Latest Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche B Revolving Loan Commitments,” immediately after the text “Incremental Tranche A Revolving Loan Commitments,” appearing therein.

(v)                                 The definition of “Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by (A) deleting the text “or” immediately prior to the text “the Incremental Tranche A Revolving Loan Maturity Date” appearing therein and (B) inserting the text “, or the Incremental Tranche B Revolving Loan Maturity Date” immediately after the text “the Incremental Tranche A Revolving Loan Maturity Date” appearing therein.

(vi)                              The definition of “Revolving Loan Commitments” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “, Incremental Tranche B Revolving Loan Commitment” immediately after the text “Incremental Tranche A Revolving Loan Commitment” appearing therein.

(vii)                           Section 1 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:

“Incremental Tranche B Revolving Loan Commitment” shall mean, for each Lender party to this Agreement on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.01(b) directly below the column entitled “Incremental Tranche B Revolving Loan Commitment,” as the same may from time to time be (x) reduced or terminated pursuant hereto, (y) increased (but only with the consent of the respective Lender) in accordance with the terms hereof or (z) adjusted as a result of assignments to or from such Lender pursuant hereto.

“Incremental Tranche B Revolving Loan Maturity Date” shall mean April 2, 2020.

“Incremental Tranche B Revolving Loans” shall mean all Revolving Loans made from time to time pursuant to the Incremental Tranche B Revolving Loan Commitments.

“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of April 2, 2015, among the Borrower, the Guarantors party thereto, the financial institutions party thereto as Additional Lenders and Lenders, and the Administrative Agent.

“Second Amendment Effective Date” shall mean the first date that all of the conditions precedent in Section 4 of the Second Amendment are satisfied or waived in accordance with Section 4 of the Second Amendment, which date is April 2, 2015.

“Second Amendment Letter of Credit Commitment” shall mean the increase or new Letter of Credit Commitment of each Issuing Lender extended to the Borrower on the Second Amendment Effective Date in connection with the effectiveness of the Second Amendment (as the same may be reduced pursuant to Section 3.02(b) hereof).

(viii)                        Section 3.02(a) of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period at the end of the first sentence thereof:

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“; provided, further, that if any Letter of Credit with a stated termination date occurring after the Incremental Tranche A Revolving Loan Maturity Date is issued or extended by an Issuing Lender in accordance with the preceding paragraph and the Incremental Tranche A Revolving Loan Maturity Date would, at the time of such issuance or extension, occur within 12 months after the date of such issuance or extension, the Stated Amount of such Letter of Credit shall not exceed, when added to the sum of the aggregate Stated Amount of all Letters of Credit issued by such Issuing Lender that (x) have a stated termination date occurring after the Incremental Tranche A Revolving Loan Maturity Date and (y) are then outstanding, the Letter of Credit Commitment of such Issuing Lender that will be in effect on the Incremental Tranche A Revolving Loan Maturity Date (calculated after giving effect to any reduction on such date pursuant to Section 3.02(b)) unless the excess amount shall have been cash collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Lender”.

(ix)                              Section 3.02(b) of the Credit Agreement is hereby amended by (A) deleting the text “and” immediately prior to the text “(ii)” appearing therein and replacing it with the text “,” and (B) inserting the following text immediately prior to the first proviso thereto:

“and (iii) in the event all or a portion of the Incremental Tranche B Revolving Loan Commitments are terminated (but not by way of an extension hereunder) and the aggregate Second Amendment Letter of Credit Commitments would exceed the aggregate Incremental Tranche B Revolving Loan Commitments in effect immediately after such termination, the aggregate Second Amendment Letter of Credit Commitments shall be reduced by an amount equal to the dollar amount by which the aggregate Second Amendment Letter of Credit Commitments would exceed the aggregate Incremental Tranche B Revolving Loan Commitments as in effect immediately after such termination”.

(x)                                 Section 7 of the Credit Agreement is hereby amended by inserting the text “or as otherwise indicated in the applicable Incremental Amendment” immediately after the text “(except as hereinafter indicated” appearing in the preamble thereof.

(b)                                 Effective as of the Second Amendment Effective Date, Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I hereto.

SECTION 3.  Reference To And Effect Upon The Credit Agreement.

(a)                                 From and after the Second Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Credit Document, shall mean the Credit Agreement as modified hereby, and (ii) this Second Amendment shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(b)                                 Each Credit Party, by its signature below, hereby confirms that (i) its Guaranty and each Security Document to which it is a party remains in full force and effect and (ii) its Guaranty and each Security Document to which it is a party covers all Obligations, in each case after giving effect to this Second Amendment.

(c)                                  This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

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SECTION 4.  Effectiveness.

(a)                                 This Second Amendment shall become effective at the time (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived by the Second Amendment Lead Arrangers):

(i)                                     this Second Amendment shall have been duly executed and delivered by the Borrower, the other Credit Parties, the Incremental Revolving Lenders and the Administrative Agent;

(ii)                                  prior to or substantially concurrently with the Second Amendment Effective Date, the Duke Refinancing shall have been (or shall be) consummated;

(iii)                               subject to the Limited Conditionality Provision (as defined below), each of the Duke Target Entities, to the extent required to become a Subsidiary Guarantor pursuant to Section 9.10(d) of the Credit Agreement (determined without regard to any grace periods contained therein), shall have executed and delivered to the Administrative Agent or the Collateral Trustee (as appropriate) an Additional Guarantor Accession Agreement (as defined in the Intercreditor Agreement) and a supplement in the form of Exhibit A to the Guarantee and Collateral Agreement and the Administrative Agent shall have received (in each case subject to the Limited Conditionality Provision):

A.                                    customary closing certificates with respect to the Duke Target Entities that become Credit Parties on the Second Amendment Effective Date in form and substance consistent with those delivered on the Closing Date pursuant to Section 6.03(a) of the Credit Agreement, (w) a good standing certificate (or local equivalent) from the jurisdiction of organization of each Duke Target Entity that becomes a Credit Party on the Second Amendment Effective Date dated as of a recent date, (x) a Notice of Borrowing (solely to the extent Revolving Loans in respect of the Incremental Tranche B Revolving Loan Commitments are to be made on the Second Amendment Effective Date (it being agreed that no Notice of Borrowing or notice of repayment shall be required in connection with the borrowings and adjustments set forth in Section 6 hereof)), (y) a customary legal opinion received from White & Case LLP, New York counsel to the Credit Parties, and addressed to the Administrative Agent, the Collateral Trustee and the Incremental Revolving Lenders and dated the Second Amendment Effective Date, and (z) the results of UCC, tax and judgment lien searches with respect to each of the Duke Target Entities that become Credit Parties on the Second Amendment Effective Date run in the jurisdiction of formation of each such Duke Target Entity;

B.                                    a solvency certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower substantially in the form of Exhibit F to the Credit Agreement; and

C.                                    the other documents and instruments required to be delivered pursuant to Section 9.10(d) of the Credit Agreement (without giving regard to the deadlines for delivery set forth therein but subject to the Limited Conditionality Provision) necessary to establish that the Administrative Agent will have perfected security interests in the Collateral to be acquired on the Second Amendment Effective Date pursuant to the Duke Transactions;

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(iv)                              substantially concurrently with the effectiveness of the Incremental Tranche B Revolving Loan Commitments, the Duke Finance Sub Merger and the Duke Escrow Release, the Duke Acquisition shall be consummated in accordance with the terms of the Duke Acquisition Agreement, but without giving effect to any amendments, waivers or consents by the Borrower that are materially adverse to the interests of the Incremental Revolving Lenders or the Second Amendment Lead Arrangers in their respective capacities as such without the consent of the Second Amendment Lead Arrangers, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that the granting of any consent under the Duke Acquisition Agreement that is not materially adverse to the interests of the Incremental Revolving Lenders or the Second Amendment Lead Arrangers shall not otherwise constitute an amendment or waiver);

(v)                                 the Duke Acquisition Agreement Representations and Duke Specified Representations shall be true and correct in all material respects;

(vi)                              since August 21, 2014, no Duke Acquisition Funding Date Material Adverse Effect shall have occurred and be continuing;

(vii)                           the Second Amendment Lead Arrangers shall have received (a) the audited consolidated balance sheets of the Duke Target Entities, as of and for the years ended December 31, 2011, 2012 and 2013 and the audited consolidated statements of income, cash flows and shareholder’s equity for the twelve-month periods ended December 31, 2011, 2012 and 2013, (b) unaudited financial statements, including consolidated balance sheets, statements of income and comprehensive income and statements of cash flows of the Duke Target Entities, as of and for the six months ended June 30, 2013 and 2014, (c) unaudited financial statements, including consolidated balance sheets, statements of income and comprehensive income and statements of cash flows of the Duke Target Entities, as of and for the nine months ended September 30, 2013 and 2014 and (d) a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower as of the last day of and for the most recently completed four fiscal quarter (or longer) period ending prior to the Second Amendment Effective Date for which financial statements were required to be delivered pursuant to preceding clause (c), prepared after giving effect to the Duke Transactions as if the Duke Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being agreed that the filing by the Borrower with the SEC of the pro forma financial statements contained in the Form 8K filed by the Borrower on December 2, 2014 satisfy this clause (d) for all purposes hereof);

(viii)                        all fees required to be paid on the Second Amendment Effective Date and all expenses required to be paid on the Second Amendment Effective Date, in each case, in connection with the incurrence of the Incremental Tranche B Revolving Loan Commitments and, in the case of expenses, to the extent invoiced at least two (2) business days prior to the Second Amendment Effective Date, shall have been paid;

(ix)                              all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by the Incremental Revolving Lenders at least ten (10) days in advance of the Second Amendment Effective Date shall have been received by the Second Amendment Lead Arrangers at least three Business Days prior to the Second Amendment Effective Date; and

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(x)                                 the conditions precedent to the incurrence of Incremental Revolving Commitments set forth in Section 2.15(a)(ii), (iv) and (v) of the Credit Agreement shall have been satisfied.

(b)                           Notwithstanding anything in this Second Amendment or any letter agreement or other undertaking concerning the financing of the transactions contemplated by this Second Amendment to the contrary, (a) the terms of the documentation entered into in connection with the establishment of the Incremental Tranche B Revolving Loan Commitments shall be in a form such that they do not impair the availability of the Incremental Tranche B Revolving Loan Commitments on the Second Amendment Effective Date if the conditions set forth in Section 4(a) hereof are satisfied or waived by the Second Amendment Lead Arrangers (and, if applicable, waived in accordance with the terms of the Credit Agreement), it being understood that, (1) to the extent any lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Second Amendment Effective Date (other than, (i) a lien on Collateral that may be perfected solely by the filing of a financing statements under the UCC and (ii) a pledge of the equity interests in the Duke Target Entities directly acquired by the Buyer on the Second Amendment Effective Date and constituting Collateral required to be pledged under the Credit Agreement with respect to which a lien may be perfected by the delivery of a stock (or equivalent) certificate) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such lien search or Collateral shall not constitute a condition precedent to the availability and initial funding of the Incremental Tranche B Revolving Loan Commitments on the Second Amendment Effective Date but may instead be delivered and/or perfected within 60 days (or, with respect to any Mortgage, 90 days) (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion) after the Second Amendment Effective Date pursuant to arrangements consistent with the requirements of Section 9.10 of the Credit Agreement and (2) without limitation of clause (1), with respect to guarantees and security to be provided by the Duke Target Entities as set forth in Section 4(a)(iii) that are required to become Guarantors, if such guarantees and security cannot be provided as a condition precedent because the directors or managers of such entities have not authorized such guarantees and security and the elections of new directors or managers to authorize such guarantees and security has not taken place prior to the Second Amendment Effective Date (such guarantees and security, “Duly Authorized Guarantees and Security” and any such entity subject to such limitation referenced to in this clause (2), each, a “Deferred Loan Party”), such elections shall take place, such authorizations shall be provided and such Duly Authorized Guarantees and Security (and the documentation required to be delivered by such Deferred Loan Parties pursuant to Section 4(a)(iii)) shall be provided no later than 5:00 p.m. (New York City time) on the Second Amendment Effective Date, and (c) the only conditions (express or implied) to the availability of the Incremental Tranche B Revolving Loan Commitments on the Second Amendment Effective Date are those expressly set forth in Section 4(a) hereof, and such conditions shall be subject in all respects to the provisions of this Section 4(b).  This paragraph and the provisions contained herein are referred to in this Second Amendment as the “Limited Conditionality Provision”.

SECTION 5.  Definitions. As used in this Second Amendment, the following terms have the meaning specified below:

“Buyer” means Dynegy Resource II, LLC, a Delaware limited liability company, and an indirect Wholly-Owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary and that is or will (on or prior to the Second Amendment Effective Date) become a Subsidiary Guarantor.

“Duke Acquisition” means the purchase by the Borrower, indirectly through the Buyer, of and one hundred percent (100%) of the membership interests of the Duke Target Entities.

“Duke Acquisition Agreement” means the Purchase and Sale Agreement, dated August 21, 2014

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(together with the exhibits and disclosure schedules thereto), among the Buyer and the seller of the Duke Target Entities.

“Duke Acquisition Agreement Representations” shall mean such of the representations made by or on behalf of the Duke Target Entities in the Duke Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or the Borrower’s applicable Affiliate has the right to terminate its obligations under the Duke Acquisition Agreement or refuse to consummate the Duke Acquisition as a result of a breach of such representations in the Duke Acquisition Agreement.

“Duke Acquisition Funding Date Material Adverse Effect” means a Material Adverse Effect (as defined in the Duke Acquisition Agreement).

“Duke Escrow Release” means the release from escrow of the proceeds of the Duke Finance Sub Notes and the application of the proceeds of the Duke Finance Sub Notes to fund the Duke Acquisition.

“Duke Finance Sub” means Dynegy Finance I, Inc., a wholly-owned Unrestricted Subsidiary of the Borrower.

“Duke Finance Sub Merger” means the merger of Duke Finance Sub with and into the Borrower.

“Duke Finance Sub Notes” means Duke Finance Sub’s (a) 6.75% Senior Notes due 2019, (b) 7.375% Senior Notes due 2022 and (c) 7.625% Senior Notes due 2024, in each case, issued pursuant to an Indenture dated October 27, 2014 between Duke Finance Sub, as issuer, and the other parties thereto, as amended, modified or supplemented from time to time in accordance with the terms thereof.

“Duke Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination (or irrevocable notice for the repayment or redemption) of all existing third party debt for borrowed money of the Duke Target Entities and the release and discharge of all security and guarantees in respect thereof other than indebtedness, security and guarantees permitted to remain outstanding under the Credit Agreement after the Second Amendment Effective Date.

“Duke Specified Representations” means the representations and warranties set forth in the Credit Agreement made with respect to the Borrower and the Guarantors relating to: organizational existence; organizational power and authority (as it relates to due authorization, execution and delivery of this Second Amendment); due authorization, execution and delivery of this Second Amendment, and enforceability, in each case, as it relates to entering into and performance under this Second Amendment; solvency on the Second Amendment Effective Date (after giving effect to the Duke Transactions) of the Borrower and its subsidiaries taken as a whole; no conflicts of this Second Amendment with charter documents; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; OFAC; FCPA and, subject to the Limited Conditionality Provision, the validity and perfection of security interests with respect to the Collateral to be acquired on the Second Amendment Effective Date pursuant to the Duke Transactions (subject in all respects to security interests and liens permitted under the Credit Agreement).

“Duke Target Entities” means, collectively, Duke Energy Commercial Asset Management LLC, a direct and indirect owner of Duke Energy Corporation’s power generation assets, and Duke Energy Retail LLC, a retail energy business.

“Duke Transactions” means (a) the Duke Acquisition, (b) the Borrower obtaining the Incremental Tranche B Revolving Loan Commitments, (c) the Duke Finance Sub Merger and Duke Escrow Release, (d) the Duke Refinancing and (e) the payment of fees, premiums, expenses and other transaction costs

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incurred in connection with preceding clauses (a) through (d), including to fund any original issue discount and upfront fees.

“Second Amendment Lead Arrangers” means Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, RBC Capital Markets* and UBS Securities LLC, in their capacities as joint lead arrangers in respect of the Incremental Tranche B Revolving Loan Commitments.

SECTION 6.  Loan Adjustments.             In accordance with Section 2.15(h) of the Credit Agreement, upon the incurrence of the Incremental Tranche B Revolving Loan Commitments, (x) each RL Lender immediately prior to such incurrence will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such RL Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each RL Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all RL Lenders represented by such RL Lender’s Revolving Loan Commitment and (y) if, on the Second Amendment Effective Date, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of the Incremental Tranche B Revolving Loan Commitments be prepaid from the proceeds of Revolving Loans made under the Credit Agreement (reflecting such increase in Revolving Loan Commitments pursuant to the Incremental Tranche B Revolving Loan Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender pursuant to such prepayment in accordance with Section 2.11 of the Credit Agreement.

SECTION 7.  Waiver.                        Except as explicitly set forth in Section 4 of this Second Amendment, each Additional Lender and Lender party hereto agrees, solely with respect to the occurrence of the Second Amendment Effective Date and the Credit Events to occur on the Second Amendment Effective Date (including the incurrence of the Incremental Tranche B Revolving Loan Commitments and the Additional L/C Commitments and the issuance of any Letter of Credit on such date), to waive any conditions precedent to the incurrence of the Incremental Tranche B Revolving Loan Commitments and the Additional L/C Commitments set forth in Section 7 of the Credit Agreement.

SECTION 8.  Joinder of New Issuing Lender.  To the extent that any Issuing Lender with Second Amendment Letter of Credit Commitments was not an Issuing Lender immediately prior to the Second Amendment Effective Date, the parties hereto agree that this Second Amendment shall constitute a joinder of such Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, and that the signature of the Administrative Agent and the Borrower below constitute an acknowledgment and acceptance of such joinder.

SECTION 9.  Counterparts, Etc.               This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

11

counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Second Amendment by delivering by facsimile or other electronic transmission a signature page of this Second Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute part of this Second Amendment for any other purpose.

SECTION 10.  Governing Law. This Second Amendment and the rights and obligations of the parties under this Second Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages to follow]

12

IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto as of the date first written above.

DYNEGY INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

BLUE RIDGE GENERATION LLC
CASCO BAY ENERGY COMPANY, LLC
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY ENERGY SERVICES, LLC
DYNEGY EQUIPMENT, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY KENDALL ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY OAKLAND, LLC
DYNEGY POWER, LLC
DYNEGY POWER MARKETING, LLC
DYNEGY SOUTH BAY, LLC
HAVANA DOCK ENTERPRISES, LLC
ONTELAUNEE POWER OPERATING COMPANY, LLC
SITHE/INDEPENDENCE LLC

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

BLACK MOUNTAIN COGEN, INC.
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY GLOBAL LIQUIDS, INC.
DYNEGY OPERATING COMPANY
DYNEGY POWER GENERATION INC.
ILLINOVA CORPORATION
SITHE ENERGIES, INC.

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

MASSPOWER, a Massachusetts general partnership

By: Masspower Partners II, LLC, its Managing
Partner

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

BRAYTON POINT HOLDINGS, LLC
DIGHTON POWER, LLC
DYNEGY RESOURCE II, LLC
DYNEGY RESOURCE III, LLC
DYNEGY RESOURCE HOLDINGS, LLC
DYNEGY RESOURCES GENERATING
HOLDCO, LLC
DYNEGY RESOURCES HOLDCO I, LLC
DYNEGY RESOURCES HOLDCO II, LLC
DYNEGY RESOURCES MANAGEMENT, LLC
ECP II-B (BRAYTON POINT IP) CORP.
ECP II-C (BRAYTON POINT IP) CORP.
ELWOOD ENERGY HOLDINGS, LLC
ELWOOD ENERGY HOLDINGS II, LLC
ELWOOD EXPANSION HOLDINGS, LLC
ELWOOD SERVICES COMPANY, LLC
EQUIPOWER RESOURCES CORP.
KINCAID ENERGY SERVICES COMPANY, LLC
KINCAID GENERATION, L.L.C.
KINCAID HOLDINGS, LLC
LAKE ROAD HOLDINGS GP, LLC
LAKE ROAD HOLDINGS LP, LLC
LEP HOLDINGS, LLC
LIBERTY ELECTRIC GENERATION
HOLDINGS, LLC
LIBERTY ELECTRIC PA 2, LLC
LIBERTY ELECTRIC POWER, LLC
MASSPOWER HOLDCO, LLC
MASSPOWER PARTNERS I, LLC
MASSPOWER PARTNERS II, LLC
MILFORD POWER COMPANY, LLC
RICHLAND GENERATION EXPANSION, LLC
RICHLAND-STRYKER GENERATION LLC
RSG POWER, LLC
TOMCAT POWER, LLC

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

LAKE ROAD GENERATING COMPANY, L.P.,
a Delaware limited partnership

By: Lake Road Holdings GP, LLC, its General
Partner

By:	/s/ Clint C. Freeland
Name: Clint C. Freeland
Title: Executive Vice President and Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent, an Incremental Revolving Lender and an Issuing Lender

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

By:	/s/ Samuel Miller
	Name:	Samuel Miller
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as an Incremental Revolving Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as an Incremental Revolving Lender and an Issuing Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

BARCLAYS BANK PLC, as an Incremental Revolving Lender and an Issuing Lender

By:	/s/ Christine Aharonian
	Name:	Christine Aharonian
	Title:	Vice President

ROYAL BANK OF CANADA, as an Incremental Revolving Lender and an Issuing Lender

By:	/s/ Mary Elizabeth Mandanas
	Name:	Mary Elizabeth Mandanas
	Title:	Authorized Signatory

UBS AG, STAMFORD BRANCH, as an Incremental Revolving Lender and an Issuing Lender

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director, Banking Products Services, US

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director, Banking Product Services, US

BANK OF AMERICA, N.A., as an Incremental Revolving Lender

By:	/s/ William Merritt
	Name:	William Merritt
	Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Incremental Revolving Lender

By:	/s/ Dixon P. Schultz
	Name:	Dixon P. Schultz
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as an Incremental Revolving Lender

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

BNP PARIBAS, as an Incremental Revolving Lender

By:	/s/ Nicole Rodriguez
	Name:	Nicole Rodriguez
	Title:	Vice President

By:	/s/ Louise Roussel
	Name:	Louise Roussel
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as an Incremental Revolving Lender

By:	/s/ Juan Javellana
	Name:	Juan Javellana
	Title:	Executive Director

MUFG UNION BANK, N.A., as an Incremental Revolving Lender

By:	/s/ Chi-Cheng Chen
	Name:	Chi-Cheng Chen
	Title:	Director

SUNTRUST BANK, as an Incremental Revolving Lender

By:	/s/ Michael Canavan
	Name:	Michael Canavan
	Title:	Managing Director

SCHEDULE I

Incremental Tranche B Revolving Loan Commitments; Letter of Credit Commitment Increase

Incremental Revolving Lender	Incremental Tranche B Revolving Loan Commitment	Letter of Credit Commitment Increase
Morgan Stanley Senior Funding, Inc.	$57,890,000	—
Morgan Stanley Bank, N.A.	—	$150,000,000
Barclays Bank PLC	$57,890,000	$140,000,000
Credit Suisse AG	$57,890,000	$140,000,000
Royal Bank of Canada	$47,370,000	$40,000,000
UBS AG, Stamford Branch	$47,370,000	$60,000,000
Deutsche Bank AG New York Branch	$47,370,000	$0
Bank of America, N.A.	$47,370,000	$0
Credit Agricole Corporate and Investment Bank	$47,370,000	$0
BNP Paribas	$47,370,000	$0
JPMorgan Chase Bank, N.A.	$47,370,000	$0
MUFG Union Bank, N.A.	$47,370,000	$0
SunTrust Bank	$47,370,000	$0

ANNEX I

Schedule 1.01(b) to Credit Agreement

Lender	Initial Revolving Loan Commitment	Letter of Credit Commitment	Initial Tranche B-1 Term Loan Commitment	Initial Tranche B-2 Term Loan Commitment	Incremental Tranche A Revolving Loan Commitment	Incremental Tranche B Revolving Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$50,000,000	$261,000,000.00	$500,000,000.00	$800,000,000.00	$33,780,000	$57,890,000
Morgan Stanley Bank, N.A.	$50,000,000	$285,476,500.00	—	—	—	—
Morgan Stanley Senior Funding, Inc.	—	—	—	—	$33,780,000	$57,890,000
Barclays Bank PLC	$50,000,000	$175,000,000.00	—	—	$33,770,000	$57,890,000
Deutsche Bank AG New York Branch	$50,000,000	—	—	—	$27,630,000	$47,370,000
Goldman Sachs Bank USA	$50,000,000	—	—	—	—	—
JPMorgan Chase Bank, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000
Bank of America, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000
Royal Bank of Canada	$50,000,000	$275,000,000.00	—	—	$27,630,000	$47,370,000
UBS AG, Stamford Branch	$30,000,000	$77,500,000.00	—	—	$27,630,000	$47,370,000
MUFG Union Bank, N.A.	$25,000,000	—	—	—	$27,630,000	$47,370,000
Wells Fargo Principal Lending	$10,000,000	—	—	—	—	—
Black Diamond CLO 2006-1 (Cayman) Ltd.	$5,000,000	—	—	—	—	—
Black Diamond CLO 2012-1 Ltd.	$5,000,000	—	—	—	—	—
Credit Agricole Corporate and Investment Bank	—	—	—	—	$27,630,000	$47,370,000
SunTrust Bank	—	—	—	—	$27,630,000	$47,370,000
BNP Paribas	—	—	—	—	$27,630,000	$47,370,000
Total	$475,000,000.00	—	$500,000,000.00	$800,000,000.00	$350,000,000	$600,000,000.00